Exhibit 10.1




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|                                                                              |
|                                 CONTRACT FOR                                 |
|                                                                              |
|         DESIGN, DEVELOPMENT AND SUPPLY OF SATELLITE BASE TRANSCEIVER         |
|                             SUB-SYSTEM ("S-BTS")                             |
|                                                                              |
|                                    BETWEEN                                   |
|                                                                              |
|                         MOBILE SATELLITE VENTURES LP                         |
|                                                                              |
|                                      AND                                     |
|                                                                              |
|                         HUGHES NETWORK SYSTEMS, LLC.                         |
|                                                                              |
|                                                                              |
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

This is a Contract between Hughes Network Systems, LLC. a Delaware limited liability company (hereinafter referred to as the "Contractor") with its principal place of business at 11717 Exploration Lane Germantown, Maryland 20876 USA, and Mobile Satellite Ventures LP, a limited partnership organized under the laws of Delaware with its principal place of business at 10802 Parkridge Blvd., Reston, VA 20191 USA (hereinafter referred to as "MSV"). As used herein, Contractor and MSV may each be referred to individually as a "Party" and collectively as the "Parties".

The effective date of this Contract ("EDC") is October 11, 2006.

Article 1.    Scope of Work

A. The Contractor shall design, develop, manufacture, deliver, install, test and implement the Satellite Base Transceiver Subsystem ("S-BTS") (collectively "the Works") in accordance with all the requirements, terms and conditions of this Contract, and in accordance with a Statement of Work, an S-BTS Technical Specification and a Price and Payment Plan to be agreed upon and entered into contemporaneous with this Contract.

B. The Contract the Statement of Work and the S-BTS Technical Specification sets out the requirements to be performed by Contractor to implement the Works.

Article 2.    Delivery by Contractor

A. The items to be delivered by Contractor pursuant to this Contract ("Deliverable Items") shall be as described in the Statement of Work.

B. The delivery locations shall be as defined in the Statement of Work and all Deliverable Items shall be delivered in accordance with Article 3 hereto, entitled Performance Schedule and in accordance with the Statement of Work and the S-BTS Technical Specification.

C. Any change to the delivery locations specified in the Statement of Work shall constitute a contract change in accordance with Article 22 hereto, entitled Changes, unless the new delivery locations are also within the Continental U.S. or for those in Canada, are in an area in proximity to, or equivalent to those specified in the Statement of Work.

Article 3. Performance and Delivery Schedule

A. The Work, as defined in Article 1 hereto, entitled Scope of Work shall be performed in accordance with the Statement of Work.

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B.    The Deliverable Items, as defined in Article 2 herein, and set out in the
Statement of Work, shall be delivered on or before the corresponding delivery dates and at locations specified in the table below (the "Delivery Schedule")

---- ---------------------- ------------------------------ ---------------------
Item      Description              Delivery Date             Delivery Location
---- ---------------------- ------------------------------ ---------------------
  1  Deliverable
     Documentation as per   Per Statement of Work,         As per Statement of
     Statement of Work,     Section 9.0                    Work,
     Section 9.0
---- ---------------------- ------------------------------ ---------------------
  2  S-BTS                  Each Shipped Per  Statement    Each as per
                            of Work, Section 4.0 - EDC +   Statement of Work,
                            30 months
---- ---------------------- ------------------------------ ---------------------
  3  S-BTS Spares           Per Statement of Work,         Spares Depot at
                            Section 4.0 - EDC + 33 months  Contractor's Factory
---- ---------------------- ------------------------------ ---------------------

C. Contractor shall also comply with the milestone schedule set forth in the Statement of Work (Milestone Schedule"), Section 4.0, which includes "Key Milestones" identified in Article 13.E in addition to the Deliverable Items detailed above.

D. Delivery of each Deliverable Item shall occur upon acceptance of such item in accordance with Article 7 (Acceptance).

E. If Contractor either fails to achieve, or Contractor fails to make sufficient progress such that MSV has a reasonable basis to believe that Contractor will fail to achieve, a portion of the Work upon completion of which a payment is to be made in accordance with the Price and Payment Plan ("Payment Milestones") on or before its scheduled date for completion as set forth in the Price and Payment Plan ("Milestone Date"), Contractor must develop and submit a recovery plan within ten (10) Business Days of MSV's request, demonstrating its ability to complete its obligations by the Milestone Date, or within a reasonable time so as to maintain all subsequent Milestone Dates.

F. Contractor acknowledges that if Contractor fails to meet the Key Milestone dates set forth in Article 13, MSV will incur substantial damages that will be difficult to calculate. Accordingly, if Contractor fails to complete a Key Milestone within thirty (30) calendar days after the scheduled date for completion of such Key Milestone, then Contractor shall pay liquidated damages in accordance with Article 13.

Article 4.    Price

A. The total contract value shall be a firm fixed price of United States Dollars $42,995,714, (the "Purchase Price") and may be amended from time to time in accordance with this Contract. For the avoidance of doubt, the Purchase Price shall not change based on MSV's selection of an air-interface at Preliminary System

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Design Review ("PSDR") and such air-interface selection shall not be considered an MSV requested/required change per Article 22 (Changes) herein. For the avoidance of doubt the Parties will follow the process in Section 2.0(5) of the Statement of Work and if MSV selects any air-interface other than those evaluated, such air-interface shall be considered an MSV requested change per
Article 22 (Changes) herein.

Notwithstanding the foregoing, any work performed by HNS beyond the scope of work as set out in the Statement of Work, Section 2.0(2) and any work to be performed under Article 7 G. hereof, will be on a Time and Materials basis per the rates set forth in the Price and Payment Plan.

B. Except as otherwise expressly provided in this Contract the Purchase Price is not subject to any escalation or to any adjustment or revision. The Purchase Price includes on-going design, development, manufacturing, and testing of all Deliverable Items, as well as the installation, integration and implementation of the S-BTS and the provision of all Deliverable Documentation, packing and transport of the components of the S-BTS to their designated locations, transit insurance and such other insurance as required by Article 24 (Contractor Insurance Requirements), all in accordance with the terms and conditions of this Contract.

C. If Contractor provides similar equipment to any third party at prices lower than the prices charged to MSV on similar business terms, quantities, specifications, delivery schedules and terms and conditions taken as a whole then MSV's prices shall be appropriately adjusted to provide the benefit of such lower prices. Such adjustment shall be retroactive to the first date on which the lower charges to any such third party became effective. Upon request, Contractor's chief financial officer shall certify to MSV in writing that Contractor is in compliance with Contractor's most favored customer obligations and shall provide the information reasonably requested by MSV to verify such compliance.

Article 5.    Taxes and Duties

A. The Purchase Price referred to in Article 4 (Price) hereof, is exclusive of the following taxes, customs duties and charges with respect to the Work provided hereunder: (i) any present or future Federal, State, Provincial, or local sales, or use taxes (including U.S and Canadian sales or use taxes); (ii) any other present or future excise, sales or use tax, or other charge or assessment upon or measured by the gross receipts from the transactions provided in this Contract; (iii) any customs duties whatsoever; and (iv) any present or future property, inventory, or value-added tax or similar charge. MSV will pay and discharge, either directly to the governmental agency or as billed by Contractor, the foregoing taxes, duties and charges and all assessments and other taxes with respect to the transactions provided in this Contract and all deliverables and services provided hereunder (excluding any Federal, state, local or foreign income taxes imposed upon Contractor). Where billed by Contractor, the taxes shall be separately stated on the applicable invoice. Without limiting the generality of the foregoing, the Purchase Price is net of any non-US income taxes, or any withholding taxes in lieu of such income taxes. Consequently, in the event that MSV is required by applicable local law to withhold any amounts otherwise

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owing to Contractor, MSV will be obliged to "gross up" the actual purchase price to include the amount of any such withholding tax such that the amount actually payable to Contractor will be the Purchase Price.

Article 6.    Payment Terms

A. The Purchase Price referred to in Article 4 (Price) hereof, shall be paid by MSV in accordance with the Price & Payment Milestone Schedule, established in the Price and Payment Plan and with the terms of this Article.

B. With respect to each amount specified in the Price & Payment Milestone Schedule, Contractor shall submit an invoice to MSV when the corresponding milestone event has been completed along with a certification from MSV that the Milestone has been completed in accordance with the requirement of this Contract. Each invoice shall contain or be accompanied by a written certification from Contractor that the milestone event has been completed.

C. MSV shall pay each amount within thirty (30) days after MSV receives the invoice and certification referred to in paragraph B. of this Article 6 provided, however, that if MSV reasonably concludes that the requirements for such milestone event (as set forth herein) have not been fulfilled, then MSV shall so notify Contractor in writing, including a description of MSV's basis for asserting that the milestone event has not been fulfilled. In such event the applicable payment shall not be made until within thirty (30) days after it has been determined that the requirements for such milestone event have been fulfilled.

D. All invoices directed to MSV shall be submitted in the original by overnight courier to the attention of "Accounts Payable", and one (1) copy by facsimile at the address set forth in Article 25 to the attention of: Director, Contracts Administration.

E. In the event MSV fails to pay an undisputed amount within thirty (30) days after the due dates specified in Article 6 C. Contractor shall be entitled to apply a late payment charge, at an annual rate of the lesser of (i) the current prime rate (or equivalent), as last quoted by The Wall Street Journal prior to the due date of the payment, plus two percent (2%), or (ii) the maximum rate allowed by applicable law, on the unpaid balance of the undisputed payment until such amount is paid.

F. In the event Contractor fails to pay an undisputed amount to MSV when due, MSV shall be entitled to interest at the Late Payment Interest Rate on the unpaid balance of the undisputed payment until such amount is paid.

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G.    All payments made to Contractor hereunder shall be in U.S. currency and shall be made by electronic funds transfer to the following account:

      Account of Hughes Network Systems, LLC.

      M&T Bank
      25 South Charles Street
      Baltimore, MD 21203

Article 7.    Acceptance

A. All Deliverable Items shall be subject to acceptance of such items by MSV in accordance with this Article 7 and Section 6.0 of the Statement of Work.

B.    Acceptance shall be in accordance with the procedures specified in Section
6.0 of the Statement of Work entitled Integration and Testing Approach ("Acceptance Tests"). MSV shall notify Contractor of its acceptance or rejection of the Works within ten (10) working days after delivery or, if applicable, upon completion of the post-delivery acceptance tests. In the event that no such notice is received by Contractor from MSV within ten (10) working day period, the Work shall be deemed to be accepted by MSV.

C. The sole cause for the rejection of any Work by MSV shall be the failure of such Works to comply with the acceptance criteria set out in the Contract, including the Statement of Work. Any notice of rejection of the Work shall set forth the provision(s) of the Statement of Work and/or the provision(s) of the S-BTS Technical Specification, with which MSV contends the Work is not in compliance.

D. Acceptance Test Procedure. Prior to conducting an Acceptance Test, Contractor shall notify MSV in advance in order to permit MSV representatives to be present at such Acceptance Test. If the Work fails to pass any portion of the Acceptance Test, Contractor shall promptly re-perform the Works and/or redesign, repair or replace any Deliverable Item as is necessary to correct the problem, at which time the Acceptance Test, or sub-test thereof as the Parties agree is appropriate, shall be repeated. The foregoing process shall be repeated as necessary until the Acceptance Test has been successfully completed. Upon completion of the Acceptance Test, Contractor shall provide MSV with a written notification ("Certificate of Completion") stating that such system or sub-system has passed the applicable Acceptance Test. Only upon MSV's signing of the Certificate of Completion shall the specific system or sub-system Acceptance Test be deemed completed.

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E.    Factory Acceptance Testing. (i) Scope and Planning. As specified in the
Statement of Work, Contractor shall conduct Factory Acceptance Test (FAT) for all equipment and software forming part of the Deliverable Items. Prior to the performance of each Acceptance Test, Contractor shall provide MSV with an acceptance test plan for MSV's approval. MSV shall approve such plan if it determines that the test plan will demonstrate to MSV's satisfaction that the Deliverable Items meet the Statement of Work, the Performance Specifications, and the acceptance criteria outlined in the SOW, hereinafter referred to as the "Approved Acceptance Plan". Contractor shall conduct all acceptance tests in accordance with the Approved Acceptance Plan.

(ii) Full Compliance. Upon completion of each Acceptance Test, Contractor shall provide MSV with written test results ("Acceptance Test Report"). If the acceptance test results demonstrate the system's or subsystems' (as applicable) compliance with the Statement of Work, Performance Specifications, and the acceptance criteria, Contractor shall provide MSV with a Certificate of Completion stating that such system or sub-system has passed the applicable Acceptance Test. Only upon MSV's signing of the Certificate of Completion shall the specific system or sub-system Acceptance Test be deemed completed. Should MSV not respond to a Certificate of Completion submitted by Contractor for approval of the relevant acceptance test within 10 business days, the relevant acceptance event shall be deemed to have occurred.

(iii) Non-Conformance. In the event that the Acceptance Test Report shows that the system or subsystems did not comply with the Statement of Work, the Performance Specifications, or the acceptance criteria, Contractor shall promptly redesign, repair or replace any Deliverable Item as is necessary to correct the problem, at which time the specific acceptance test, or sub-test thereof as the Parties agree is appropriate, shall be repeated. If Contractor, in good faith, disputes MSV's refusal to approve any Acceptance Test Report, the Parties shall meet and resolve the Dispute in accordance with the dispute resolution procedure as provided herein.

F. Final Acceptance. Final Acceptance of each S-BTS will occur upon successful completion of Acceptance Test (AT) at each site respectively and submission of the Final Report in accordance with Section 6.0 of the Statement of Work and evidenced by MSV's signature on the associated Certificate of Completion. Should MSV not respond to a Certificate of Completion submitted by Contractor for approval of the relevant acceptance test within 10 business days, the Final Acceptance event shall be deemed to have occurred.

G. MSV Program Support. In the event that the MSV Core IP Network does not provide the functionality and performance required by MSV, notwithstanding the absence of defects by Contractor in the S-BTS, Contractor shall cooperate, in good faith, with MSV to implement, on an accelerated basis, adjustments and modifications to the design and production of the S-BTS to achieve the required functionality and performance in the most expeditious and cost-effective manner. The Parties will agree on a reasonable basis for compensating Contractor for the performance of such activities, which shall be established in accordance with Article

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22(Changes). For the purposes hereof the MSV Core IP Network shall be as defined in the Statement of Work.

Following Final Acceptance for a period of 12 months Contractor shall provide, if requested support for the integration of the MSV hybrid network including the Satellite Based Network (SBN) and the Ancillary Terrestrial Network (ATN). Such support will be provided by Contractor on a time and materials basis.

H. Acceptance of Spares. (i) Inspection. With respect to each Spare Part, MSV shall perform acceptance inspection within ten (10) days after such Spare Part arrives at the location designated for delivery thereof in Article 3.B. The purpose of the acceptance inspection shall be to determine whether each such Spare Part meets applicable Performance Specification requirements as of the date of such delivery.

(ii) Acceptance Inspection Results. Within ten (10) days after completion of acceptance inspection pursuant to this Article for any Spare Part, MSV shall notify Contractor in writing of the results of such acceptance inspection. In the event that such acceptance inspection demonstrates conformity of such Spare Part to the requirements of the applicable Performance Specification, such Deliverable Item shall be accepted by MSV for all purposes hereunder, and MSV's written notice shall so state. In the event that such acceptance inspection discloses any non-conformance of such Spare Part to the applicable Performance Specification, MSV's notice shall identify each such non-conformance, and Contractor shall correct or repair such non-conformance and resubmit such Spare Part for a second acceptance inspection on the terms established in this Article.

I. Deliverable Documentation. (i) MSV Approval Required. Deliverable Documentation requiring MSV approval pursuant to the Statement of Work shall be deemed accepted upon MSV's issuance of a written approval of such Deliverable Documentation. MSV shall, within ten (10) Business Days after delivery of such Deliverable Documentation to the location designated in Article 3.B, notify Contractor in writing that such Deliverable Documentation has been accepted in accordance with the Statement of Work, or that such Deliverable Documentation does not comply with the applicable requirements of the Statement of Work, as applicable, identifying each such non-conformance (with reference to the applicable requirement of the Statement of Work). Contractor shall promptly correct any non-compliant aspect of such Deliverable Documentation identified in such notice from MSV, and re-submit it to MSV for a second acceptance inspection pursuant to this Article. The provisions of this Article shall thereafter apply to the corrected Deliverable Documentation. If MSV fails to provide notice within the time specified, the Deliverable Documentation shall be deemed accepted.

(ii) MSV Approval Not Required. Deliverable Documentation that does not require MSV approval pursuant to the Statement of Work shall be deemed accepted upon delivery of such Deliverable Documentation to the location designated in Article
3.1 and in a condition that fully conforms to the provisions of this Contract, unless within ten (10) Business Days of delivery, MSV notifies Contractor in writing that such Deliverable Documentation does not comply with the applicable requirements of the Statement of Work, identifying each such non-conformance (with reference to the

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applicable requirement of the Statement of Work deemed not met). Contractor shall promptly correct any non-compliant aspect of such Deliverable Documentation identified in such notice from MSV and re-submit it to MSV for a second acceptance inspection. The provisions of this Article shall thereafter apply to the corrected Deliverable Documentation.

J. Training. Acceptance of Training, or any part thereof, required by the Statement of Work shall occur upon Contractor furnishing Training, or such part thereof, to MSV in accordance with the Delivery Schedule and in a condition conforming to the Statement of Work. Any Training furnished to MSV shall be accompanied by written notice from Contractor specifying that portion of the Training being furnished. If such Training or part thereof does not conform to the SOW, MSV shall notify Contractor in writing within fifteen (15) Business Days of completion of such Training or portion thereof, that the Training, or part thereof, does not conform to the requirements of the Statement of Work, identifying each such non-conformance (with reference to the applicable requirement of the Statement of Work deemed not met). Contractor shall, at its cost and expense, promptly re-perform such training and shall notify MSV that conforming training has been re-performed. The provisions of this Article shall thereafter apply to the re-performed Training. If MSV fails to provide notice within ten (10) Business Days of completion of Training or any part thereof, Acceptance shall be deemed to have occurred with respect to such Training or part thereof.

K. Other Services. Acceptance of other services provided hereunder, or any part thereof, shall occur upon Contractor furnishing such services, or such part thereof, to MSV in accordance with the Delivery Schedule set forth in Article 3.B and in a condition conforming to the requirements of this Contract, unless rejected by MSV in writing within ten (10) Business Days after the date MSV has knowledge of the non-conforming condition. To the extent feasible, any such services furnished to MSV shall be accompanied by written notice from Contractor specifying that portion of the services being furnished. If such services or part thereof are non-conforming, MSV shall notify Contractor that the services, or part thereof, do not conform to the requirements of the Statement of Work, identifying each such non-conformance. Contractor shall promptly correct such non-conformance and shall notify MSV that the corrections have been made. The provisions of this Article shall thereafter apply to the corrected Services.

L. Inspection Rights; Costs Borne by MSV. MSV Personnel shall be permitted to attend and witness the tests and reviews set forth in this Article. MSV shall be responsible for all costs and expenses incurred by MSV Personnel in the exercise of its inspection rights under this Article, including travel and living expenses.

M. Warranty Obligations. In no event shall Contractor be released from any of its warranty obligations applicable to any Deliverable Item as a result of such Deliverable Item having been accepted as set forth in this Article 7.

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Article 8.    Contractor Deliverables, Title and Assumption of Risk

A. Title to all Deliverable Items specified in Paragraph A of Article 2 hereof, entitled Delivery by Contractor, shall pass to MSV upon shipment. The Contractor warrants to MSV that it has and will deliver good title to all such Deliverable Items, free from any claim, lien, pledge, mortgage, security interest, or other encumbrances, including, but not by way of limitation, those arising out of the performance of the Work. Notwithstanding the foregoing Contractor shall be responsible for all costs of shipment, including insurance, to the MSV designated S-BTS sites in the continental US or Canada.

B. With respect to each such Deliverable Item, the risk of loss or damage shall be borne by Contractor up to shipment. After such shipment, MSV shall bear the risk of loss or damage, save for any loss or damage caused by Contractor or any of its subcontractors.

C. Delivery of any Deliverable Items hereunder shall be FCA each site as set out under Article 3.B. from Contractor's (or Contractor's suppliers) facility (Incoterms 2000).

D. Notwithstanding the passing of title or documents and reports, MSV's rights to use the information contained therein shall be subject to Article 11 hereof, entitled Intellectual Property Rights.

Article 9.    Warranty and Support

A. Notwithstanding any prior inspection or acceptance by MSV, Contractor warrants that:

      (1) All Deliverable Items specified in Paragraph A of Article 2 hereof, entitled Delivery by Contractor, shall be in new condition when first delivered to MSV, and shall be free from any defects in materials, workmanship and design that would have a material adverse affect on the performance of such equipment in accordance with the S-BTS Technical Specifications;

      (2) All services shall be performed in a skillful and workmanlike manner consistent with the best practices of the industry; and

      (3) All services and Deliverable items, including hardware, software, services and documentation shall conform to the requirements specified in this Contract, and the Exhibits entered into contemporaneously herewith.

B. The following provisions apply for the first full year of warranty provided hereunder ("Initial Warranty Period") and for Support and Maintenance if purchased by MSV, and shall only apply thereafter for each additional year of warranty support purchased by MSV under the Annual Warranty, Support and Maintenance Option set forth in the Price and Payment Plan. In the event of defective or non-conforming Work, whether equipment, services, software, reports or otherwise, MSV shall notify

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      Contractor in writing that the Work is non-conforming. Such notice may be given after delivery, in accordance with Paragraph B of Article 7 hereof, entitled Acceptance. In either case, the notice shall identify those particulars in which the Work fails to conform. MSV shall have the following remedies:

      (1) MSV may require Contractor to correct or replace the defective or non-conforming Work at Contractor's expense. The decision whether the non-conforming Work is to be corrected or replaced shall be at Contractor's option. If Contractor does not correct or replace the Work or re-perform the Services after a ten (10) day cure period following written notice from MSV (which shall be extended to a thirty (30) day cure period if such re-performance is not feasible within the ten (10) day period, provided that Contractor makes substantial progress in remedying the defect within the ten (10) day period), or if Contractor fails to do so effectively, MSV may have the correction or replacement undertaken by a third party, in which case Contractor shall reimburse MSV for all direct re-procurement costs reasonably and actually incurred by MSV. Contractor warrants that it shall use reasonable efforts to efficiently use the resources or services necessary to perform the Work.

      (2) Return Shipping and Repair. Contractor shall be responsible for the cost of shipment (including transportation, transit insurance, taxes and duties) of any such Deliverable Item to such facility, and the cost of packing and return shipment (including transportation and transit insurance) of any such Deliverable Item, once repaired or replaced, to MSV. Risk of loss for such Deliverable Item shall transfer to Contractor upon delivery by MSV of such Deliverable Item to the shipping carrier by MSV, and risk of loss shall transfer to MSV for any such Deliverable Item once properly re-installed on-site on the S-BTS. If required, MSV shall ship to Contractors facility, any such Deliverable item.

      (3) If returning a component for repair is not commercially practical, Contractor shall repair the defective component on site, at Contractor's expense, including travel expenses

      (4) If Contractor is required to repair a particular component or subassembly of an S-BTS more than three (3) times in the first 12-month period following Final Acceptance, Contractor shall replace such defective component or subassembly in its entirety at no charge.

      (5) MSV may elect not to have the defective or non-conforming Work corrected or replaced, in which case the Parties shall in good faith negotiate an equitable reduction in the price and, to the extent MSV has already made payments in excess of the reduced price, Contractor shall promptly refund that amount.

      (6) New Deliverable Items. Contractor represents, warrants, and covenants that all equipment (including parts, sub-assemblies and components) comprising the Deliverable Items shall be new, and neither refurbished nor re-manufactured.

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      (7)     Warranty of Repaired or Replacement Items. Any item or any component corrected, repaired or replaced under warranty shall be warranted on the terms of this Article for the longer of ninety (90) days or the duration of the warranty of the original item or component.

      (8) Spares. Contractor shall provide MSV with a plan for maintaining Spare Parts, including a list of all mission-critical replacement level parts. Such plan shall take into account delivery times for limited source and long-lead items. During the Initial Warranty Period, Contractor shall maintain and replenish a Spare Parts inventory in accordance with such plan. At the end of the Initial Warranty Period, if MSV purchases the Warranty, Support and Maintenance Option the Spare Parts inventory shall be fully-replenished by Contractor. Any other item, component or part supplied as a Spare Part shall be warranted in accordance with this Article for the longer of a period of one (1) year from the date of delivery to MSV or the remainder of the Warranty Period for the part replaced.

      (9) Software Warranty. In addition to the general warranty set forth above, through the Initial Warranty Period and any additional Warranty, Support and Maintenance Periods MSV exercises as referenced in the Price and Payment Plan, Contractor shall correct all software errors and bugs, and provide any patches and updates to bring the software in conformance with the Statement of Work and applicable specifications (collectively, "Software Corrections"). Contractor shall also promptly make any upgrades, enhancements and releases of the software (collectively, "Software Updates") necessary to correct any software errors and bugs available to MSV at no charge during the Warranty Period, and thereafter at a commercially reasonable price. Such Software Corrections and Software Updates shall be tested to MSV's reasonable satisfaction prior to release.

      (10) No Virus. Contractor warrants that no code, device or routine (including, without limitation, time bombs, back doors or drop dead devices) that would have the effect of disabling or otherwise shutting down all or any portion of any software comprising the S-BTS ("Viruses") is coded or introduced into any Deliverable Item any time prior to Final Acceptance (unless MSV expressly authorizes the inclusion of a disabling code). If a Virus is present in the S-BTS during the Initial Warranty Period and it is determined that the introduction of the Virus was not attributable to Contractor, Contractor shall assist MSV in removing or reducing the effects of the Virus, and assist MSV with mitigating and restoring any such losses of operational efficiency or data that arise as a result of Virus, all at MSV's expense. In no event shall Contractor invoke any Virus or disabling code at any time, including upon expiration or termination of the Contract (in whole or in part) for any reason, without MSV's prior written consent.

      (11) Deliverable Documentation and Documentation. Contractor warrants that each item of data and documentation deliverable under the Contract shall be complete, correct and up to date, and shall otherwise conform to the requirements of this Contract. Contractor shall provide correction to any data and documentation when Contractor becomes aware of any inaccuracy.

      (12) Latent Defects. Contractor further warrants the Deliverable Items against Latent Defects for a period of four (4) years after the Initial Warranty Period.

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For the purposes hereof "Latent Defect" means with respect to any item, a material non-conformance with S-BTS Technical Specification which (1) could not have been reasonably discovered during the initial one year Warranty Period and
(2) repeats itself in a significant way under similar circumstances and thereby adversely affects MSV's business operations.

      (13) Parts Shortage/Obsolescence. Contractor warrants that, to the best of its knowledge, as of the date of this Contract it has not been notified that any component parts to be used in the design of the Deliverable Items will become obsolete. Contractor agrees to notify Customer of any parts that are placed on a parts shortage list or become obsolescent during the term of this Contract.

      (14) Title. Contractor represents and warrants it shall provide good and salable in commerce title, free and clear of any liens, security interest, claims or any other encumbrances of any kind, at the time title passes to MSV pursuant to Article 8 (Contractor Deliverables, Title and Assumption of Risk).

      (15) Intellectual Property. Contractor represents and warrants that as of EDC, Contractor is not aware of any claim that the Work or any Intellectual Property owned or supplied by Contractor to be utilized or incorporated in any Deliverable Item or that the manufacture of any Deliverable Item infringes any Intellectual Property Right of any third party. Subject to any license fees or royalties for which Customer would be indemnified pursuant to Article 12, Customer shall not be required to pay any license fees or royalties apart from those included in the Purchase Price for use of any Intellectual Property utilized or incorporated in any Deliverable item or the manufacture of any Deliverable item.

      (16) Expeditious Remediation. Contractor shall perform its obligation under this Article in an expeditious manner so as to minimize any interruption or risk of interruption to the functioning of the Core and Transport Component of the MSV Network, and Contractor shall take all such actions as are required to restore functionality to the S-BTS so that it complies with the Performance Specification.

      (17) Pass-Through Warranties. Without limiting Contractor's warranty obligations, to the extent that Contractor has been given the right within its agreements, Contractor shall pass through to MSV the benefits of any warranties to which Contractor is entitled to by virtue of Contractor's purchase of S-BTS equipment or software from the manufacturers, lessors or licensors of such items.

C. Quality Assurance. Within three (3) months after EDC, the Parties shall develop and agree upon a written quality assurance program and procedure ("the Quality Assurance Program"). Contractor shall maintain compliance with the ISO 9001 series approach to quality in the performance of all of its obligations under the Contract. If Contractor fails to either implement or follow the Quality Assurance Program, MSV may, in its discretion, freeze Contractor's production until said date when the Quality Assurance Program is properly implemented and followed. Contractor's work stoppage pursuant to this Article 9.D. shall not relieve Contractor of its obligation to comply with the Milestone Schedule and Delivery Schedule.

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                                                                      Page 12

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D.    Post-Warranty Support. Contractor shall use commercially reasonable efforts to ensure that software support and spare parts may be procured for the S-BTS for a period of 7 years from Final Acceptance. Subject to the previous sentence, after the Initial Warranty Period and at MSV's request, Contractor shall sell additional spare parts (those not included in the then-current replenished Spare Parts inventory) to MSV and/or its Service Providers and suppliers on commercially reasonable terms and prices provided that to the extent such spare parts or components for such spare parts have been discontinued Contractor's obligation shall be to use commercially reasonable efforts to assist MSV to migrate to functionally equivalent alternative parts.

E. Source Code Escrow. Contractor shall place the source code of any software licensed to MSV or used in the operations and maintenance of the S-BTS in escrow for release to MSV or its designee upon the occurrence of certain agreed upon events, including the failure of Contractor to maintain and support the software as set forth in the Contract or the insolvency or bankruptcy of Contractor or termination of this Contract by MSV for Contractor's default in accordance with
Article 17 A (Termination For Cause). MSV shall be responsible for all fees charged by the escrow agent in setting up and maintaining the escrow account.

F. With respect to each Deliverable Item or service, the Initial Warranty Period (which shall include Support and Maintenance if purchased by MSV) shall run for a period of one (1) year from the Final Acceptance date and then for additional one (1) year renewal periods if renewed by MSV pursuant to the Warranty, Support and Maintenance Option.

G. Any corrections or replacements made pursuant to this Article 9 shall be subject to Article 8 hereof, entitled Contractor Deliverables, Title and Assumption of Risk. With respect to any component that is corrected or replaced, the warranty period specified in this Article shall be suspended from the date of notification of the defect by MSV and shall recommence upon the date of satisfactory completion of the correction or replacement for the unexpired portion of the warranty period. Where such correction or replacement renders the Work or any part thereof non-functional, the warranty period shall be similarly extended for the Work or any part thereof.

H. The rights and remedies of MSV provided in this Article 9 shall be in addition to, and without prejudice to, or forfeiture of, any other rights and remedies MSV may have under this Contract (including, but not limited, to any warranty and maintenance plan) or at law or equity.

I. EXCEPT AS SPECIFICALLY SET FORTH IN THIS CONTRACT, CONTRACTOR NEITHER MAKES NOR ASSUMES ANY LIABILITY UNDER ANY WARRANTIES (WHETHER EXPRESS, IMPLIED, OR STATUTORY) ON OR WITH RESPECT TO CONTRACTOR DELIVERABLES AND SERVICES TO BE PROVIDED UNDER THIS CONTRACT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

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J.    Notwithstanding the foregoing, Contractor shall not be obligated to provide the warranty services set forth herein if MSV has not satisfied all payment obligations of which it has been given Notice by Contractor, which are past due and outstanding as of the date of any claim by MSV under the above warranty. If MSV has past due but unpaid obligations, Contractor may, at its sole discretion and without liability to Contractor, in addition to demanding that MSV fulfills all payment obligations contained herein: (i) demand full payment for any repairs or Work covered by the warranty at Contractor's standard out-of-warranty rates; (ii) reject Work sent for repairs; or (iii) hold any Work sent for repairs until MSV fulfills all payment obligations contained herein. None of the foregoing options elected by Contractor shall result in an increase in the duration of the warranty period.

K. The limited warranties set forth in this Article 9 will not apply with respect to (i) equipment that has been subject to unauthorized alteration, modification, or repair; (ii) defects or failures resulting from improper handling, storage, operation, interconnection, or installation; (iii) failure to continually provide a suitable installation and operational environment; or (iv) any other cause beyond the range of normal usage for the equipment (except, in all of the foregoing cases, when caused by Contractor).

L.    Each Party represents and warrants that:

      (i) it is a validly existing corporation or limited partnership, as the case might be, in good standing under the laws of the jurisdiction in which it was incorporated or established,

      (ii) it is duly qualified and in good standing to do business in all jurisdictions in which the business conducted (or to be conducted) by it makes such qualification necessary, except for those jurisdictions where the failure to be so duly qualified will not have a material adverse effect on its business or the performance of its obligations under the Contract,

      (iii) it has full corporate power and authority to enter into the Contract and to perform its obligations hereunder,

      (iv) the Contract has been duly and validly executed and delivered by such Party and constitutes a valid and legally binding obligation of such Party, and

      (v) the execution and performance of the Contract does not and will not violate any other contract, obligation or instrument to which it is a party, or which is binding upon it, including terms relating to covenants not to compete, Intellectual Property ownership provisions, and confidentiality obligations.

Article 10.   Access to Work in Progress

A. To the extent necessary to implement this Article, Contractor shall pass the provisions hereof through into all such subcontracts and suppliers of critical path items ("Major Subcontractors").

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                                                                      Page 14

B. The Contractor shall provide for design and progress review meetings with MSV, and submit reports and documentation, in accordance with the Statement of Work and the S-BTS Technical Specification.

C. Contractor represents and warrants that, subject to Article 19(Governmental Authorizations), the access to the Work and Work-in-process to be provided to MSV Personnel under this Contract is, or shall be, substantially similar to the access to the work and work-in-process Contractor provides to its other major commercial customers. In the event Contractor becomes aware that the access to the Work and Work-in-process provided under this Contract is otherwise, Contractor shall promptly remedy that situation.

D. MSV shall have the right, at all reasonable times during the performance of this Contract, to monitor the Work in progress at the plants of Contractor, and shall do so in compliance with Contractor's normal and customary safety and security policies and procedures (as enforced by Contractor with respect to its own employees) of which MSV has received prior written notice (including a copy of such policies and procedures). MSV Personnel shall be allowed access to all Work being performed at Contractor's facility for the Deliverable Items, for the purpose of observing the progress of such Work at all times. Subject to Article 19, MSV shall be provided up to two (2) non-escort permanent badges and up to ten (10) escort badges to agreed work areas where the Work is being performed. Any foreign national visitors shall require escort badges. Non-escorted personnel will be restricted to certain designated areas.

E. In the case of Contractor's Major Subcontracts, Contractor shall, subject to such subcontractors' reasonable security and compliance requirements require that each such subcontract contain a provision substantially similar to this
Article 10 with respect to MSV's access to the applicable subcontractor's facilities and performance of the Work, including the provision of up to three
(3) non-escort permanent badges and up to three (3) escort badges to agreed work areas where the Work is being performed. With respect to non-Major Subcontracts, Contractor shall require that each such subcontract contain a provision permitting MSV Personnel escorted access to the subcontractor's facilities for purposes of observing the Work performed under such subcontract.

F. For the purpose of monitoring the progress of the Work being performed by Contractor hereunder, Contractor shall provide office facilities at or proximate to Contractor's plant for one (1) resident MSV Personnel through Final Acceptance of the S-BTS. The office facilities to be provided shall include a reasonable amount of office space, office furniture, local telephone service, reasonable long-distance telephone usage, internet access (at the same speed and quality available to Contractor personnel), access to copy machines, facsimile machines, meeting rooms, car parking facilities and to the extent available, videoconference rooms, to enable MSV personnel to monitor the progress of Work under this Contract. In the case of Contractor's Major Subcontracts, Contractor shall use commercially reasonable efforts to ensure that reasonable office facilities, consistent with the

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                                                                      Page 15

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specifications described above, for up to one (1) MSV Personnel are provided through the completion of the subcontract.

G. MSV shall exercise its rights under this Article 10 in a manner that does not unreasonably interfere with Contractor's or its subcontractors' normal business operations or Contractor's performance of its obligations under this Contract or any agreement between Contractor and its subcontractors.

Article 11.   Intellectual Property

A. Definitions. For the purposes of this Article 11, the following terms shall have the following definitions:

      (1) "Contractor Background IP" means all IP owned or controlled by Contractor or by Contractor's subcontractors (if any) hereunder (a) as of EDC, or (b) conceived and/or reduced to practice independent of this Contract: where in either case such IP (i) is incorporated in the Deliverables, or (ii) is Necessary or useful for the maintenance, operation, or use, or is Necessary for the manufacture (as expressly provided for herein) of any Deliverable Item to be provided by Contractor hereunder. The term "Necessary" means reasonably required (in consideration of cost, performance and time to market factors) for Customer to exploit the associated license rights of maintenance, operation, use or manufacture.

      (2) "Foreground IP" shall mean all IP developed solely by or on behalf of Contractor as a result of or arising from Contractor's performance under this Contract.

      (3) "Intellectual Property" or "IP" means all ideas, information, concepts, discoveries, inventions, methods or processes, specifications, technology, software and other works of authorship, improvements and know-how (whether or not patentable and whether or not reduced to practice), and all associated rights in and to any patents, patent applications (including any reissues, continuations, continuations-in-part, revisions, extensions and reexaminations thereof), copyrights and trade secrets, and all rights in and to any proprietary or confidential information.

      (4) "MSV Background IP" means (i) all IP owned or controlled by MSV as of EDC, and (ii) all IP conceived or developed by MSV (without any involvement of Contractor) after EDC.

B. All Contractor Background IP and all Foreground IP shall remain the sole and exclusive property of Contractor.

C.    All MSV Background IP shall remain the sole and exclusive property of MSV.

D. (1) Subject to the terms and conditions of this Contract, Contractor grants to MSV a fully paid-up, irrevocable, worldwide, nonexclusive, non-transferable (except in the case of an assignment pursuant to Article 23), right and license in and to the Contractor Background IP to manufacture, have manufactured, sell, offer for sale, import, maintain, and use the Deliverable Items provided by or on behalf of

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                                                                      Page 16

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Contractor hereunder. In the case of manufacturing rights, this license in and to the Contractor Background IP is limited in scope to manufacture for components for an S-BSS system implemented, owned and operated by or on behalf of MSV, or an affiliate of MSV, or an assignee of MSV under Article 23.

      (2) Subject to the terms and conditions of this Contract, Contractor grants to MSV a fully paid-up, irrevocable, worldwide, nonexclusive, non-transferable (except in the case of an assignment pursuant to Article 23) right and license in and to the Contractor Foreground IP to manufacture, have manufactured, sell, offer for sale, import, maintain, and use the Deliverable Items provided by or on behalf of Contractor hereunder.

E. Subject to the terms and conditions of this Contract, MSV grants to Contractor a fully paid-up, irrevocable, worldwide, nonexclusive, non-transferable, non-assignable right and license in and to the MSV Background IP solely to the extent necessary for Contractor's performance under this Contract.

Article 12.   Intellectual Property Rights Indemnity

A. Contractor, at its own expense, shall defend, or at its option settle, any claim, action or other proceeding threatened or brought against MSV or MSV's customers based on allegations that any Deliverable Items provided by Contractor hereunder infringes any patent, copyright, trade secret or other intellectual property right of a third party ("IP Claim"), and shall indemnify and hold MSV harmless against all losses, damages, liabilities, expenses and costs (including reasonable attorneys' fees) incurred by and/or awarded against MSV or MSV's customers as a result of any such IP Claim. MSV shall notify Contractor in writing of any such IP Claim promptly after MSV becomes aware of the same, and shall provide Contractor (at Contractor's expense) with such information and assistance as reasonably required in connection therewith. Contractor shall have sole control of the defense of such IP Claim and all negotiations for the compromise or settlement thereof. Notwithstanding the foregoing, MSV shall have the right to participate in the investigation and defense of, and any negotiations regarding, such IP Claim with separate counsel chosen and paid for by MSV.

B. Contractor shall have no liability under this Article 12 for any IP Claim to the extent arising from: (i) use of any item provided by Contractor hereunder in combination with other items not provided or approved by Contractor except as such combinations may be expressly contemplated in this Contract, including the Statement of Work or the S-BTS Technical Specification; (ii) MSV modification of any item provided by Contractor hereunder; or (iii) Contractor's compliance with MSV designs or specifications (to the extent that such designs or specifications form the basis for the IP Claim), or Contractor's incorporation of technology supplied or dictated by MSV (to the extent that such technology forms the basis for the IP Claim).

C. This indemnity is in lieu of any other liability, whether or not based on indemnity or warranty, express or implied, with respect to Intellectual Property Rights.

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                                                                      Page 17

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Article 13.   Loss and Damage, Indemnity

A. For the purposes of this Article 13 the term "Indemnitee(s)" shall mean MSV or Contractor, as the case may be.

B. This Article 13 shall apply with respect to any loss of or damage to property, or personal injury or death, caused by an act or omission for which either Party is legally liable, or either Party's subcontractors, or the employees or agents of any of them, in the performance of this Contract.

C. In the case of loss or damage suffered by an Indemnitee, the Party causing such loss or damage (hereinafter the "Indemnifying Party") shall provide indemnification for all direct damages suffered.

D. In the case of loss or damage suffered by third Parties, including employees of either Party or either Party's subcontractors, the Indemnifying Party shall, at its own expense, defend any claims brought against any of said Indemnitees, and shall pay all damages and costs associated with settlements or awards in connection therewith. This obligation shall be contingent upon the Indemnitees giving the Indemnifying Party prompt written notice of such claims, appropriate authority to defend the claims on their behalf, and, at the request of the Indemnifying Party, reasonable cooperation and assistance and such relevant information as is available to them.

E. In the event that any of the milestones listed below ("Key Milestones") is not completed within thirty (30) calendar days after the scheduled date for completion specified therefor in the Statement of Work, then Contractor shall pay liquidated damages, which are not intended to be, and shall not be construed as, a penalty, for each calendar day of delay after the thirty (30) calendar day grace period following the Milestone Date. Contractor shall pay MSV for each day of delay in accordance with the following schedule:

Key Milestone #1 - Preliminary Design review (PDR) - US$3,583/day for each day of delay up to a maximum of 1% of the total baseline contract price.

Key Milestone #2 - Critical Design Review (CDR) - US$7,166/day for each day of delay up to a maximum of 2% of the total baseline contract price.

Key Milestone #3 - Factory Acceptance Test (FAT) - US$7,166/day for each day of delay up to a maximum of 3% of the total baseline contract price.

Key Milestone #4 - Acceptance Test (AT) - US$14,332/day for each day of delay up to a maximum of 4% of the total baseline contract price.

F. The total accumulated liquidated damages shall not exceed Ten percent (10%) of the total Purchase Price, as adjusted by any price impact resulting from changes to the Purchase Price.

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                                                                      Page 18

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G.    Notwithstanding the above provisions, liquidated damages shall not be applicable: (1) for delayed completion of a Milestone when such delayed completion is excused by an Excusable Delay Event as such is defined in Article 18 or such delayed completion is caused by the failure of MSV, its agent(s) or its subcontractor(s) (other than Contractor) to act or perform as required under this Contract including any delay or failure to furnish the required equipment and property under Article 14. Any liquidated damages owed to MSV by Contractor shall be due and payable within 30 days after Contractor's receipt of MSV's invoice for the same, or in MSV's sole discretion, can be directed to be offset from any payment due and owing to Contractor by MSV.

Article 14.   MSV-Furnished Property and Facilities

A. With respect to all equipment or other property furnished to Contractor by MSV pursuant to the Statement of Work and the S-BTS Technical Specification, the following terms and conditions shall apply:

      (1) MSV shall exercise all reasonable care to ensure that such property is suitable for the purpose intended in connection with the performance of the Work under this Contract. If Contractor is not so satisfied, it shall give MSV written notice to that effect as soon as possible.

      (2) The Contractor shall ensure that such property is used solely in the performance of this Contract.

      (3) Title to such property shall at all times remain with MSV, and Contractor shall ensure that no claim, lien, pledge, mortgage, security interest, or other encumbrance attaches to such property as a result of any act or omission of Contractor or its subcontractors.

      (4) The Contractor shall return such property to MSV when it is no longer required in connection with the performance of any Work under this Contract, or in the event of termination of this Contract. The costs associated with returning the property shall be borne by MSV.

      (5) The Contractor shall bear the risk of loss of or damage to such property from the time that it arrives on the premises of Contractor or any of its subcontractors and for so long as it remains in their custody, save for any loss or damage caused by MSV or its agents or representatives. When the property is returned to MSV pursuant to Paragraph A(4) of this Article 14, the risk of loss or damage while in transit shall be borne by Contractor.

B. With respect to any facilities provided by MSV or any of its other contractors pursuant hereto, whether for installation of the items to be delivered by Contractor under this Contract or for any other purpose, MSV shall exercise all reasonable care to ensure that such facilities are suitable for the purpose intended.

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                                                                      Page 19

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C.    Late Delivery of MSV Furnished Items or Services. The late delivery of MSV furnished items or services as required under Section 5.0 of the the Statement of Work, shall be considered an event beyond the reasonable control of Contractor, and, except for delays resulting from a Force Majeure Event or resulting from an interdependency on Contractor delivered items, if such late delivery is not cured within a thirty (30) calendar day grace period, and it has a material adverse impact on Vendor's costs, the Delivery Schedule or performance requirement, Vendor shall be entitled to an equitable adjustment in price, schedule, performance requirements and other terms of this Contract in accordance with Article 22. Any such claim made by Contractor of an impact to the Contractor's costs, the Delivery Schedule or performance requirements must be in writing and supported by detailed estimates, sufficient to allow the Parties to reasonably assess the overall impact and any equitable adjustments that may be required.

Article 15. Confidentiality

A. Each Party shall during the term of this Contract for a period of five (5) years thereafter, keep secret and confidential the terms and conditions of this Contract as well as all Confidential Information provided in connection with this Contract disclosed to it by the other Party or otherwise belonging to the other Party (and shall procure that any employees or subcontractors are similarly bound) and shall not disclose the same to any person or entity except its employees, Affiliates, attorneys, agents and consultants who have a need to know, who have been informed of and have agreed in writing (or, in the case of employees or attorneys are otherwise subject to confidentiality obligations consistent with the obligations set forth herein) to abide by the receiving Party's obligations under this Article 15. The receiving Party shall use not less than the same degree of care to avoid disclosure of such Confidential Information as it uses for its own Confidential Information of like importance; but in no event less than a reasonable degree of care. Confidential Information shall be used only for the purpose of performing the obligations and exercising its rights under this Contract, or as the disclosing Party otherwise authorizes in writing.

B. For the purpose of this Contract, "Confidential Information" means all confidential or proprietary information in whatever form transmitted, that is disclosed or made available by such Party (hereinafter referred to as the "disclosing Party") to the other Party hereto (hereinafter referred to as the "receiving Party") and: (i) is identified as proprietary or confidential by means of a written legend thereon, or (ii) if disclosed orally, is identified as proprietary or confidential at the time of initial disclosure and then summarized in a written document, with the Confidential Information specifically identified, that is supplied to the receiving Party within ten (10) days of initial disclosure. Confidential Information also shall include, whether or not designated "Confidential Information," (i) correspondence under this Contract and (ii) all information concerning either Party (and/or its Affiliates) regarding its operations, affairs and businesses, its financial affairs, and its relations with its customers, employees and service providers (including business plans, customer lists, customer information, account information and consumer markets).

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C.    Article 11 hereto, entitled Intellectual Property Rights, shall take precedence over the provisions of this Article to the extent that there is any inconsistency.

D. The foregoing provisions of this Article shall not apply to know-how and information which:

      (1)     is or becomes public knowledge without breach of this Contract;

      (2) is already known to the receiving Party at the time of its disclosure by the disclosing Party and was not otherwise acquired by the receiving Party from the disclosing Party under any obligations of confidence;

      (3) is independently developed by Contractor or MSV, which fact can be shown by competent evidence; or

      (4) MSV or Contractor is compelled by legal process or government regulation or order to disclose, provided that the disclosing Party is given prompt notice of any proposed release of information under this sub-clause and that the disclosing Party be given ample opportunity to engage in legal action to resist and/or restrict any such disclosure.

E. Notwithstanding the foregoing, in the event that the receiving Party becomes legally compelled (including disclosures necessary or in good faith determined to be reasonably necessary under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) and disclosures to its investors, to the extent such information is customarily disclosed to them in connection with similar transactions, to disclose Confidential Information of the disclosing Party, including this Contract or other supporting document(s), the receiving Party shall, to the extent practicable under the circumstances, provide the disclosing Party with written notice thereof so that the disclosing Party may seek a protective order or other appropriate remedy, or to allow the disclosing Party to redact such portions of the Confidential Information as the disclosing Party deems appropriate. In any such event, the receiving Party will disclose only such information as is legally required, and will cooperate with the disclosing Party (at the disclosing Party's expense) to obtain proprietary treatment for any Confidential Information being disclosed.

F. Except as expressly provided in this Contract, nothing in this Contract shall be construed as granting the receiving Party whether by implication, estoppel, or otherwise, any license or any right to use any Confidential Information received from the disclosing Party, or use any patent, trademark, or copyright now or hereafter owned or controlled by the disclosing Party.


Article 16.   Public Release of Information

A. Each Party shall obtain the written approval of the other Party concerning the content and timing of news releases, articles, brochures, advertisements, prepared speeches, and other information releases to be made concerning this Contract or the Work performed or to be performed hereunder.

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B.    The obligations set forth in this Article 16 shall not apply to the following:

      (i) information that is publicly available from any governmental agency or that is or otherwise becomes publicly available without breach of this Contract; and

      (ii) internal publications or releases which are clearly marked as not intended for the public at large

      (iii) to its investors, to the extent such information is customarily disclosed to them in connection with similar transactions.

Article 17.   Termination

A. For Cause. Either Party shall have the right terminate this Contract for cause by notice in writing to the other Party in the event that:

      (1) the other Party defaults in the performance of any of its material obligations hereunder and (in the case of a remediable breach) fails to make significant progress in resolving same within sixty (60) working days of being requested by written notice to do so; or

      (2) the other Party becomes insolvent or the subject of proceedings under any law relating to bankruptcy or the relief of debtors or admits its inability to pay its debts as they become due.

B. For Convenience. By written notice to Contractor, in the event that MSV completely and permanently cancels the satellite element of its network build out MSV may terminate this Contract, in whole or in part, for its convenience at any time prior to completion. In the event of such termination by MSV, Contractor shall: (a) stop production, construction and/or performance of the Work on the date and to the extent specified in the notice of termination for convenience; (b) place no further orders or subcontracts for labor, materials, services, or facilities, except as may be necessary for completion of such portion of the Work as is not terminated; (c) terminate orders and subcontracts to the extent that they relate to the Work terminated by the notice of termination for convenience, and to the extent terminable by their terms; (d) settle all outstanding liabilities and all claims arising out of such termination or orders, subcontracts for materials, services, or facilities; and
(e) with respect to the portion(s) of the Work subject to the notice of termination for convenience, take such action as may be necessary, or as MSV may direct, for the protection and preservation thereof which is in the possession of Contractor or any subcontractor and in which MSV has or may acquire an interest. Contractor shall submit a written claim to MSV for cancellation charges pursuant to this Article 17-B within ninety (90) days after the date of the notice of termination for convenience. MSV shall pay for all Milestones successfully completed as of the date of termination, plus all reasonable direct and indirect costs incurred (on a fully allocable basis in accordance U.S. GAAP and including third party cancellation charges) in respect of the terminated work, plus 10% of such amount subject to the termination liability caps

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                                                                      Page 22

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set forth in the Price and Payment Plan. MSV will pay such termination charges within thirty (30) days of the receipt of Contractor's claim. Contractor shall take all reasonable commercial steps and shall cause its subcontractors to take all reasonable commercial steps to minimize the commercial impact of the termination.

Article 18.   Excusable Delay

A. Neither Party will be liable for default or delay in the performance of its obligations hereunder, to the extent such default or delay is caused by an "Excusable Delay Event", which occurs when both of the following circumstances exist:

      (i) acts of war, domestic and/or international terrorism, civil riots or rebellions, epidemic, quarantines, embargoes and other similar unusual governmental actions, and extraordinary elements of nature or acts of God delay performance of a Party's obligations, and

      (ii) such delay could not have been prevented through the non-performing Party's reasonable precautions or commercially acceptable processes, or could not have been reasonably circumvented through the use of substitute services, alternate sources, work-around plans or other means by which the requirements of a buyer of services substantially similar to the Work to be provided under the Contract would be satisfied.

The Parties expressly acknowledge that Excusable Delay Events do not include and cannot be caused by labor strikes, lockouts, or other labor disturbances, or the non-performance of subcontracts or other third parties relied on or otherwise engaged by Contractor, except to the extent such subcontractor's non-performance is itself the result of an Excusable Delay Event.

B. Upon the occurrence of any Excusable Delay Event that causes a delay in Contractor's performance of its obligations hereunder, an equitable adjustment shall be negotiated in the Statement of Work (Milestone Schedule), the Price and Payment Plan (Payment Milestone Schedule) and other portions of this Contract affected by the Excusable Delay Event; provided, however, Contractor acknowledges and agrees, there shall be no adjustment to the Purchase Price due to any Excusable Delay Event.

Article 19.   Governmental Authorizations

A. MSV shall be responsible for all dealings with any applicable government authorities. This includes, but is not limited to, obtaining and maintaining any license, permits, and/or other authorizations of any kind required for installation, maintenance, testing, or operation of the Contractor hereunder, or any portion thereof, including services related thereto. MSV shall pay all costs of such licenses, permits and authorizations and all costs and expenses incurred in obtaining and maintaining them. MSV's obligation to pay Contractor shall not in any manner be

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waived by delay or failure to secure or renew, or by the cancellation of, any required licenses, permits or authorizations. In addition, MSV shall comply with any restrictions or conditions imposed by any applicable government authorities on MSV's receipt or use of any satellite telecommunications services used in conjunction with the Contractor deliverables in, between, or among any sites within any country in which MSV intends to install such deliverables. MSV shall not use such services in violation of any applicable law, rule or regulation.

B.    Export Control Regulations

      (1) It is expressly agreed that the execution of this Contract and the subsequent delivery of the Contractor deliverables under this Contract will be subject to all applicable export controls imposed or administered by the U. S. Government including but not limited to the export of equipment, software and technical data (including services).

      (2) Performance by Contractor under this Contract is subject to appropriate authorization by the U.S. Government as may be required, including receipt and continued effectiveness of any export privileges/licenses.

      (3) MSV agrees and acknowledges that Contractor will not supply either directly or indirectly through third party sales channels or otherwise, any equipment or services (i) to any Non-US military organization or intelligence organization; (ii) which will be used for any military or intelligence applications, whether pursuant to a dual civilian/military or intelligence application or otherwise; or (iii) which will otherwise be located on or used in support of any military or intelligence installation or base. MSV further agrees and acknowledges that such prohibition shall apply to any purchase and sale or resale of Contractor supplied goods (including third party goods), Contractor supplied information or Contractor equipment or services under this or any other agreement that Contractor may enter into with MSV in the future. MSV agrees to inform Contractor in the event that MSV becomes aware that the supply or delivery of Contractor equipment by Contractor, MSV or any third party would be in contravention of the aforementioned prohibition. In the event that Contractor has reason to believe that any of the foregoing prohibitions have not been fully complied with, Contractor may immediately terminate this Contract, or any other agreement or contract it has entered into with MSV without penalty or cost. Contractor shall additionally require a similar prohibition to be clearly set forth in any contract or agreement which the Parties may enter into now or in the future. Notwithstanding the foregoing, MSV is not prohibited from using Contractor supplied products and services to provide telecommunications services (including telephone and internet access) to any of its users/end customers of any type.

      (4) Notwithstanding any other provision of this Contract, MSV shall not use, distribute, transfer or transmit any products, software or technical data (even if incorporated into other products) provided to it by Contractor under this Contract except in compliance with all applicable export laws and regulations. MSV shall not, directly or indirectly export or re-export the following items to any country without the appropriate export authorization, as specified in the applicable export laws: (a) software or technical data disclosed or provided to MSV by Contractor or (b) the

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direct product of such software or technical data. The obligations stated herein shall survive the expiration, cancellation or termination of this Contract or any other related agreement/contract.

      (5) Each Party shall, at its expense, perform its respective obligations hereunder in accordance with all applicable laws, rules, and regulations, and the conditions of all applicable governmental approvals, permits, or licenses.

Without limiting the generality of the foregoing, Contractor will not, directly or indirectly, take any action that would cause MSV to be in violation of U.S. anti-boycott laws under the U.S. Export Administration Act, the U.S. Internal Revenue Code, or any regulation thereunder. Neither Party shall, without prior written authorization from the Department of Commerce or other agency of the U.S. Government having jurisdiction, export, directly or indirectly, any U.S. source technical data (as defined in accordance with applicable regulation) acquired from the other Party or any products utilizing any such data, to any country for which at the time of export, an export license or other governmental approval is required by an applicable statute or regulation. In its performance of this Contract, Contractor will not, directly or indirectly, make, offer, or agree to make or offer any loan, gift, donation, or other payment, whether in cash or in kind, for the benefit or at the direction of any candidate, committee, political party, government or its subdivision, or any individual elected, appointed, or otherwise designated as an employee or officer thereof, for the purpose of influencing any act or decision of such entity or individual or inducing such entity or individual to do or omit to do anything, in order to obtain or retain business or other benefits except as may be expressly permitted under the Foreign Corrupt Practices Act and the regulations promulgated thereunder.

      (6) Contractor shall promptly apply for and use reasonable and diligent efforts to obtain U.S. and non-U.S. Government approvals, permits and licenses necessary for export or import of any Deliverable Items and Services and other technical data and equipment being furnished by Contractor, pursuant to or to be utilized in connection with this Contract. MSV agrees to cooperate with Contractor in Contractor's efforts to obtain any such approvals, permits and licenses, including providing Contractor with required information in MSV's possession.

      (7) Contractor shall timely apply for and, once issued, maintain U.S. Government export licenses, agreements and other approvals that are required for export of Contractor's goods and technical data (including services) to MSV (as may be required under applicable law) including access to Contractor facilities, hardware, software, Deliverable Documentation, other technical information or technical services in connection with the performance of this Contract. MSV shall be responsible for obtaining all appropriate export licenses for its "foreign person" personnel and "foreign person" personnel of the representatives of MSV, as well as MSV's insurance providers and non-U.S. Government personnel. A "foreign person" shall be as defined in the International Traffic in Arms Regulations, 22 C.F.R. ss.120.16. MSV shall provide the reasonable cooperation and support necessary for Contractor to apply for and maintain such required U.S. export licenses, agreements and other approvals. At MSV's request, Contractor shall include MSV and other

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

related entities as required, including any foreign companies necessarily required to be part of the development, procurement or integration as a named Party in any application to the U.S. government for approval of such export licenses, agreements and other approvals. Contractor shall provide the Parties to such export licenses and agreements copies of the export licenses and agreements, including any U.S. government provisos related to same.

      (8) Contractor shall review with MSV any application Contractor makes to any government department, agency, or entity for any approval, permit, license, or agreement, as may be required for performance of the Work, prior to submission of such application. Contractor shall provide MSV a minimum of three
(3) Business Days to review such application prior to submission to such governmental entity, and Contractor shall in good faith consider any comments and proposed revisions made by MSV for incorporation into such application.

C. MSV shall not be responsible in any way for the consequences, direct or indirect, of any violation by Contractor, its subcontractors, or their respective Affiliates of any law, rule or regulation of any country whatsoever.

Article 20.   Applicable Law

This Contract, and an Arbitration or dispute instituted hereunder, shall be governed by and interpreted according to the laws of the state of New York, excluding the choice of laws rules thereof.

Article 21.   Dispute Resolution

A. Negotiation. The Parties shall attempt to resolve any dispute, controversy or difference that may arise between them through good faith negotiations as follows:

      (i) The disputing Party shall provide written notice describing the Dispute and recommending corrective actions, and the Parties' Program Managers shall promptly consult to resolve the Dispute.

      (ii) If the Program Managers are unable to resolve the Dispute within ten (10) days of written notice, either Party may escalate the Dispute to the executive level, and if the executives are unable to resolve the Dispute either within an additional fifteen (15) days, then the Dispute shall be escalated to the Chief Executive Officer (CEO) of each Party.

      (iii) In the event the Parties fail to reach resolution of such dispute within sixty (60) days of entering into negotiations, either Party may refer such dispute to arbitration pursuant to the provisions of Section B, below. Notwithstanding the foregoing, the Parties may elect to waive applicability of this section if: (1) both Parties agree in writing that the nature of their dispute is such that it cannot be resolved through negotiations; or (2) if a Party shall suffer irrevocable harm by such delay.

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B.    Arbitration. All disputes relating to this Contract shall be settled by arbitration, to be conducted in accordance with the Commercial Arbitration Rules ("AAA Rules") of the American Arbitration Association ("AAA") in effect at the time of arbitration. The arbitration shall be in accordance with the following guidelines except to the extent the Parties to arbitration shall agree otherwise:

      (1) The place of arbitration shall be Washington, D.C. To the extent the AAA Rules are not applicable, or are insufficient to fully resolve any dispute under this Contract, the arbitrators shall apply Maryland law to the extent necessary to resolve any dispute.

      (2) The arbitration panel shall be composed of three arbitrators. Each Party shall appoint one arbitrator. The two arbitrators appointed by the Parties shall attempt to agree on a third arbitrator, who will act as chairman of the panel. If said two arbitrators fail to nominate a third arbitrator within thirty
(30) days from the date of appointment of the latter arbitrator, any Party may refer such selection to the AAA.

      (3) All testimony and evidence related to confidential information or trade secrets shall be safeguarded and maintained as confidential, with access to such evidence to be only on a need-to-know basis and subject to all reasonable precautions so as not to jeopardize the confidential information of any Party.

      (4) The Parties hereby accept jurisdiction of the arbitration tribunal over the Parties and over the subject matter of the dispute.

      (5) The arbitration award shall be binding and any court having jurisdiction over the Parties or their assets may enforce judgment upon the arbitration award.

      (6) Costs and Expenses. Each Party shall bear its own costs and expenses (including the costs and expenses of the arbitrator it selected) and one-half of the costs and expenses of the third arbitrator, unless otherwise determined in the arbitral award.

      (7) The parties agree that notification of any proceedings, reports, communications or any other document shall be sent as set forth in Article [25] of this Contract.

      (8) Arbitration Award. The arbitral tribunal's award may grant any remedy or relief the tribunal deems within the scope of this Contract, but may not make any award in any amount or on any theory of liability except as otherwise allowed or provided in this Contract. Notwithstanding the foregoing, the tribunal shall have no power or authority to amend or disregard any provision of this Article 21 or any other provision of this Contract; in particular, but without limiting the generality of the foregoing, the tribunal shall not have the power or authority to exclude the right of a Party to terminate this Contract when a Party would otherwise have such right. Any monetary award made by the arbitrators shall be subject to the limitation of liability set forth in Article 29.

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

      (9) The arbitration panel shall have the exclusive right to determine the arbitrability of any disputes.

      (10) In the event of any conflict between the AAA Rules and any provision of this Contract, this Contract shall prevail.

C. Continuation of Performance. During the arbitration, unless directed otherwise by the other Party in writing, the Parties shall continue to perform their obligations under this Contract to the extent such performance is not precluded by the subject matter of the dispute including the obligation to take all steps necessary during the continuation of the Dispute to ensure the Work will be performed within the time stipulated or within such extended time as may be allowed under this Contract.

D. Litigation. Notwithstanding the provisions above, either Party may resort to court action for injunctive relief at any time if the Dispute resolution process would permit or cause irreparable injury to such Party or any third party claiming against such Party, due to delay arising out of the Dispute resolution process.

Article 22.   Changes

A. At any time during this Contract, MSV may request changes in the Work, so long as such changes are within the general scope of the Contract. Such Changes may include ordering additional Work or services; modifying in whole or in part the Work to be provided herein, by one or more orders. For the avoidance of doubt, any required adjustments to the Work resulting from MSV's selection of an air-interface technology at PSDR as described in Article 4 A. shall not be considered changes for the purposes of this Contract and no change request or adjustment to the Purchase Price or Milestone Schedule will be required, or result from same.

B. The Contractor may also propose changes for consideration by MSV by submitting same in a written proposal that describes in reasonable detail the proposed change and the technical, performance and economic effects on the S-BTS and the Core and Transport Component of the MSV Network Program. MSV may decline to change the Statement of Work, or may implement such change. Changes required by the obsolescence of components of the S-BTS shall be made by Contractor at Contractor's sole expense.

C. A change request from MSV must be identified as such, must be made or confirmed in writing, and must be signed by the responsible officer identified in Article 24 hereof, entitled Responsible Officers. If any other conduct by the responsible officer or any other representative of MSV is construed by Contractor as possibly constituting a change request or an interpretation of the Contract requirements inconsistent with Contractor's understanding of those requirements, Contractor shall promptly notify MSV and request clarification.

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D.    Within thirty (30) days after receiving a change request from MSV,
Contractor shall submit to MSV a written contract change notice in accordance with the requirements of Paragraph D of this Article. On a case-by-case basis, Contractor may request a longer period to prepare the contract change notice. MSV shall not unreasonably withhold its consent to a request for such a longer period, taking into account the nature of the change request, but MSV may also take into account the impact of such an extension on the performance schedule.

E. Whether submitted in response to a change request initiated by MSV, or initiated by Contractor, the contract change notice shall itemize, in a reasonable format specified by MSV, any impact that the change would have on the technical requirements, price, performance schedule, or other terms and conditions of this Contract. Where appropriate, the contract change notice shall also suggest any revised language for the Contract, including any of its Exhibits that would be necessary to implement the change.

F. If the cost of any materials that would be made obsolete as a result of a change is included in Contractor's claim for adjustment:

      (1) To the extent that such materials have resale, reuse, or salvage value to Contractor or its subcontractors or suppliers, MSV shall be entitled to a credit.

      (2) If such materials have no such resale, reuse, or salvage value, MSV shall have the right to prescribe their manner of disposition.

G. After MSV receives a sufficiently detailed contract change notice, and after any negotiations with respect to the adjustments claimed by Contractor, the following outcomes are possible:

      (1)     MSV may decide not to proceed with implementation of the change.

      (2)     MSV may decide to implement the change, in which case:

              (a) If the Parties have reached agreement about the adjustments to be made in the Contract, Contractor shall proceed with implementation as agreed.

              (b) If the Parties are unable to reach such an agreement, the provisions of Article 21 hereof, entitled Dispute Resolution, shall apply.

              (c) Pending any negotiations and/or arbitration, MSV may direct Contractor to proceed with implementation of the change, subject to any adjustments subsequently agreed or awarded.

H. If such change request causes an increase or decrease in the cost or the time required for completion of the Work to be provided, or otherwise affects any other provision of this Contract, such response shall provide a non-binding preliminary estimate of the impact of the change request on the Purchase Price

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                                                                      Page 29

(including costs associated with processing of the change request), Delivery Schedule and other provisions of this Contract. Contractor shall use commercially reasonable efforts to propose and perform the changed Work in a manner that mitigates MSV's costs and any Delivery Schedule delays. Any proposed increase to the price or extension of the Delivery Schedule shall be reasonable and proposed in good faith and shall not exceed the expected actual direct and indirect cost (on a fully allocable basis in accordance with U.S. GAAP) to be incurred by Contractor, plus ten percent (10%) and the actual time required by Contractor to implement the change. Changes required by the obsolescence of components of the S-BTS shall be made by Contractor at Contractor's cost and expense. If MSV desires to proceed with the change after receipt of Contractor's preliminary estimate, MSV and Contractor shall cooperate and negotiate in good faith and agree in a timely manner to equitable adjustments in the Purchase Price, Delivery Schedule, Milestone Dates and other affected provisions of this Contract, and this Contract shall be amended in writing accordingly in accordance with Article 30.5.

I. In the event the Parties fail to agree on an adjustment (upward or downward) to the Purchase Price, Delivery Schedule or other affected provisions of this Contract with respect to a requested change, then MSV may direct Contractor to proceed with the requested change, in which case, Contractor shall proceed with the directed change. The Parties shall continue to negotiate the adjustments to the Contract, and pending completion of such negotiations or dispute resolution, and as a condition for Contractor being obligated to proceed with the directed change, the Parties in good faith shall agree upon and establish a reasonable payment schedule for the equitable adjustment in accordance with the estimate provided by Contractor, to compensate Contractor for the Work performed pursuant to the directed change, which payment schedule shall be adjusted as part of the negotiated settlement for the directed change. If the Parties are unable to agree upon an equitable adjustment resulting from a change order, either Party may submit the matter for determination under Article 21 (Dispute Resolution).

J. MSV may also direct Contractor to proceed with implementation of a change prior to preparation of a complete contract change notice, subject to any adjustments subsequently agreed or awarded.

K. MSV's right to direct Contractor to proceed with implementation of a change pursuant to this Article 22 shall be subject to Contractor's ability to do so, taking into account the resources, facilities, supplies, and services available to it, and may also be subject to a stipulated financial limit.

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Article 23.   Assignment of Contract or Rights

This Contract is not assignable by either Party without the prior written consent of the other Party hereto. Notwithstanding the foregoing, either Party may assign or transfer its interest herein, either through assignment or novation, to an actual or de facto successor-in-interest arising pursuant to a merger, acquisition, sale of assets, consolidation or other similar corporate reorganization or sale without the prior written consent of the other Party. Notwithstanding the foregoing, MSV may assign all of its rights and obligations with respect to Intellectual Property licensed, assigned or transferred hereunder, to its wholly owned subsidiary, ATC Technologies LLC.

Article 24.   Insurance Requirements

Contractor represents that it has procured or shall procure and maintain at all times during its performance of this Contract commercially reasonable insurance coverages including property insurance in an amount not less than replacement value of the Deliverable Items (until risk passes to MSV), worker's compensation, professional liability and errors and omissions, comprehensive automobile liability and such other insurance as is adequate to cover Contractor's potential liabilities under this Contract and applicable law. Upon request Contractor shall procure evidence that such insurance has been effected and is being maintained.


Article 25.   Responsible Officers

The responsible officers of the Parties may be changed from time to time by notice to the other Party. Until further notice, the responsible officer for MSV shall be Matthew Mohebbi, Vice-President and for Contractor Brian Deobald, Vice-President, Corporate Development.


Article 26.   Communications

A. All notices to be provided to MSV or Contractor pursuant to this Contract shall be sent for the attention of the officers referred to below at the following addresses:

Mobile Satellite Ventures LP                Hughes Network Systems, LLC.
10802 Parkridge Blvd.                       11717 Exploration Lane
Reston, VA 20191                            Germantown, Maryland 20876

Attention: Sr. VP, General Counsel          Attention: VP, General Counsel and
           and Secretary                               Secretary

B. All communications pertinent to this Contract shall be made or confirmed in writing and sent by overnight courier or facsimile.

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Article 27.   Order of Precedence

Should any conflict arise between the terms and conditions of this Contract, and the Statement of Work, S-BTS Technical Specification or the Price and Payment Plan, the terms and conditions of this Contract shall take precedence. Should any conflict arise then the order of precedence shall be this Contract, the Statement of Work over the S-BTS Technical Specification, followed by the Price and Payment Plan.

Article 28.   Warranty, Support and Maintenance Option

In accordance with Section 8.0 of the Statement of Work, Contractor shall, if purchased by MSV, provide Support and Maintenance during the Initial Warranty Period at the pricing set out in the Price and Payment Plan and shall provide subsequent Annual Warranty, Support and Maintenance for additional years if purchased by MSV at the price established in the Price and Payment Plan.

Article 29.   Limitation of Liability

A. In any event and not withstanding anything contained within this Contract, Contractor's and MSV's liability in contract, tort (including negligence or breach of statutory duty) or otherwise arising by reason of, or in connection with, this Contract (except in relation to death or personal injury) shall be limited to the Purchase Price in respect of any and all incidents arising in aggregate under this Contract.

B. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, COLLATERAL, PUNITIVE, EXEMPLARY, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOSS OF GOODWILL, LOSS OF PROFITS OR REVENUES, LOSS OF SAVING, LOSS OF USE, INTERRUPTIONS OF BUSINESS, AND CLAIMS OF CUSTOMERS) WHETHER SUCH DAMAGES OCCUR PRIOR OR SUBSEQUENT TO, OR ARE ALLEGED AS A RESULT OF, TORTIOUS CONDUCT OR BREACH OF ANY OF THE PROVISIONS OF THIS CONTRACT, OR NONPERFORMANCE OR FAILURE TO PERFORM UNDER THIS CONTRACT, EVEN IF MSV OR CONTRACTOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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Article 30.   Entire Agreement

This Contract as well as the Statement of Work, the S-BTS Technical Specification and the Price and Payment Plan, to be agreed to and executed contemporaneously, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous correspondence, representations, proposals, negotiations, understandings, or agreements of the Parties, whether oral or written. The Parties also hereby acknowledge that there are no collateral contracts between them with respect to the subject matter hereof. This Contract may be signed in counterparts and each original counterpart shall be deemed binding on each Party collectively and individually.



IN WITNESS WHEREOF, the Parties hereto have signed this Contract in duplicate.


MOBILE SATELLITE VENTURES LP,                       HUGHES NETWORK SYSTEMS, LLC.
by its general partner,
Mobile Satellite Ventures GP Inc.

BY:                                                 BY:

"Alexander H. Good"                                 "Pradman Kaul"
 -----------------                                   ------------


Typed Name:                                         Typed Name:
Alexander H. Good                                   Pradman Kaul

Title: Vice-Chairman, CEO and President             Title:Chairman and CEO



Date: November  "3" , 2006                          Date: November "2" , 2006



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